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                                   EXHIBIT 11

                 DURAMED PHARMACEUTICALS, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                 Three months ended March 31,
                                                 1997                 1996
                                               --------------------------------
Primary:
Weighted average common shares
     outstanding                                14,674,318           8,565,621
Assumed conversion of preferred shares
     to common shares                               *                    *
Net effect of dilutive stock options and
     warrants - based on the treasury stock
     method using the average market price          *                    *
                                               -----------         -----------
Totals                                          14,674,318           8,565,621
                                               ===========         ===========
Net loss                                        (6,758,362)         (2,436,013)
                                               ===========         ===========
Per share amount                               $      (.46)        $      (.28)
                                               ===========         ===========


Fully diluted:
Weighted average common shares
     outstanding                                14,674,318           8,565,621
Assumed conversion of preferred shares
     to common shares                               *                    *
Net effect of dilutive stock options - based
     on the treasury stock method using the
     year-end market price, if higher than
     average market price                           *                    *
                                               -----------         -----------
Totals                                          14,674,318           8,565,621
                                               ===========         ===========
Net loss                                       $(6,758,362)        $(2,436,013)
                                               ===========         ===========
Per share amount                               $      (.46)        $      (.28)
                                               ===========         ===========


*Conversion of stock options and preferred shares not assumed in the computations because their effect is antidilutive.

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